UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 21, 2006
Date of Report (date of earliest event reported)

Sigma Designs, Inc.
(Exact name of registrant as specified in its charter)

California	000-15116	94-2848099
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1221 California Circle Milpitas, California 95035
(Address of principal executive offices)

(408) 262-9003
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On September 8, 2006, Sigma Designs, Inc. (the “Company”) filed a Form 12b-25, Notification Of Late Filing - Form 10-Q, to disclose it would be unable to file its Form 10-Q within the prescribed due date of September 7, 2006. As noted in the Form 12b-25, the Company’s audit committee is continuing to conduct an internal review relating to the Company’s practices in administering stock option grants. The Company’s preliminary determination is that certain of the actual measurement dates for prior option grants may differ from the recorded measurement dates. The Company is in the process of determining the specific impact on the Company’s prior financial statements and believes its prior financial statements should not be relied upon.

The Company received a Nasdaq Staff Determination on September 15, 2006 indicating that the Company failed to timely comply with the filing of its Form 10-Q for the period ended July 29, 2006, as required by Marketplace Rule 4310(c)(14), and that its securities are therefore subject to delisting from the Nasdaq Stock Market. The Company is filing a request for a hearing by Nasdaq relating to the proposed delisting. The Company intends to file its Form 10-Q upon the completion of the option review.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, the matters set forth in this Form 8-K, including the Company’s expectations as to the timing of the filing of its Form 10-Q, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date hereof and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the risks detailed from time to time in the Company’s periodic reports filed under the Exchange Act, including its quarterly reports on Form 10-Q. Further risks and uncertainties include, but are not limited to, the timing and outcome of the audit committee’s review and the conclusions of the audit committee resulting from that review, actions that may be taken or required as a result of the audit committee’s review, actions by the Securities and Exchange Commission or other regulatory agencies as a result of their review of our stock option practices, risk of delisting with Nasdaq, and litigation or other actions relating to the foregoing. In particular, the Company may be required to make adjustments to its financial results previously reported for prior periods, as a result of the audit committee’s review. Any adjustments could have a material adverse effect on our results of operations for those periods. The Company disclaims any intent or obligation to update or revise any forward looking statements.

Item 2.02. Results of Operations and Financial Conditions.
Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 19, 2006, the Company’s management concluded, and the Audit Committee of the Company’s Board of Directors approved the conclusion, that the Company’s financial statements for the fiscal years ended 2004, 2005 and 2006, the interim periods contained therein, and all earnings and press releases and similar communications issued by the Company relating to periods commencing on February 1, 2003 should no longer be relied upon. The information underlying this conclusion is discussed above in Item 3.01. The Company’s management and the Audit Committee have discussed the matters disclosed in this filing with the Company’s current and prior independent registered public accounting firms.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	Press Release dated September 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMA DESIGNS, INC.

By:	/s/ KIT TSUI
Kit Tsui Chief Financial Officer and Secretary (Principal Financial Officer and Accounting Officer)

Date: September 21, 2006

EXHIBIT INDEX

Exhibit No.  Description
99.1   Press Release dated September 21, 2006